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                                                                       EXHIBIT 5

                    [First American Corporation Letterhead]

                                August 11, 1998


First American Corporation
First American Center
Nashville, TN 37237-0700

RE: Registration Statement on Form S-4 Related to the Acquisition of Peoples
    Bank

Ladies and Gentlemen:

          I and other members of my staff have acted as counsel to First American Corporation, a Tennessee corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to up to 925,000 shares (the "Shares") of the Company's common stock, par value $2.50 per share, to be issued by the Company in connection with the Company's acquisition of Peoples Bank, a Tennessee state-chartered bank.

          In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that the Shares are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

          I hereby consent to be named in the Registration Statement and in the related Prospectus/Proxy Statement contained therein as the attorney who passed upon the legality of the Shares and to the filing of a copy of this opinion as
Exhibit 5 to the Registration Statement.


                                        Very truly yours,


                                        /s/ Mary Neil Price
                                        --------------------------------
                                        MARY NEIL PRICE
                                        General Counsel
                                        First American Corporation